SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

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                                 CNB CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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April 17, 2006




Dear Shareholder:

The Board of Directors of CNB Corporation urges you to elect our nominees to represent your interest on the Board of Directors of CNB Corporation ("CNB"). The election will be held at 5:30 p.m., Tuesday, May 9, 2006 at the Conway Banking Office of The Conway National Bank at 1411 Fourth Avenue, Conway, South Carolina.

In addition to outstanding business experience, these nominees bring a broad knowledge of our service area, commitment to community values, and impeccable integrity. Our four nominees are indeed a Blue Ribbon slate of candidates:

                            William R. `Billy' Benson
                                Paul R. Dusenbury
                          George Heyward Goldfinch, Jr.
                            M. Russell Holliday, Jr.

These four individuals share our goals to:

          o    BANK ON THE FUTURE to improve your return on investment;
          o BANK IN THE SUNSHINE to establish governance that reflects best practices and provides accountability to shareholders;
          o BANK ON TRADITION to serve with our time-honored community values.

Along with a commitment to the communities we serve, they will bring strong business credentials to the board's deliberations. As required by SC law and the US Comptroller of the Currency, they understand that the Directors are ultimately responsible for the bank's management. They know that the first obligation of a Director is to the corporation and its shareholders, and they will work to make CNB Corporation more competitive in order to grow shareholder value.

Please return the BLUE proxy form in support of our BLUE RIBBON candidates.

We hope you will review the information contained in the accompanying proxy statement. If you agree that CNB is ready to move forward to become more competitive, to improve shareholder value, and to become more successful with progressive, strong leadership, simply sign, date and return the BLUE proxy form today.

We are committed to providing you with any information you reasonably need in order for you to make an informed decision. Please call 843-488-8444 or e-mail phil.hucks@conwaynationalbank.com with any questions or requests.

Thank you for voting for the future success of CNB.

Sincerely,


H. Buck Cutts, Chairman of the Board of Directors
CNB Corporation